Exhibit 24

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David P. Bozeman and Ben G. Campbell (with full power to act alone), as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of C.H. Robinson Worldwide, Inc. for the fiscal year ended December 31, 2023, and any and all amendments to said Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such other authorities as necessary, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, this Power of Attorney has been signed by the following persons on the dates indicated.

Signature	Date

/s/ Scott P. Anderson	February 1, 2024
Scott P. Anderson

/s/ James J. Barber, Jr.	February 1, 2024
James J. Barber, Jr.

/s/ Kermit Crawford	February 4, 2024
Kermit Crawford

/s/ Timothy C. Gokey	February 1, 2024
Timothy C. Gokey

/s/ Mark A. Goodburn	February 7, 2024
Mark A. Goodburn

/s/ Mary J. Steele Guilfoile	February 2, 2024
Mary J. Steele Guilfoile

/s/ Jodee A. Kozlak	February 1, 2024
Jodee A. Kozlak

/s/ Henry J. Maier	February 1, 2024
Henry J. Maier

Exhibit 24

/s/ James B. Stake	February 1, 2024
James B. Stake

/s/ Paula C. Tolliver	February 1, 2024
Paula C. Tolliver

/s/ Henry W. Winship	February 14, 2024
Henry W. Winship